UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported):  May 16, 2018

 LEO MOTORS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53525	81-4108026
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

ES Tower 7F, Teheranro 52 Gil 17, Gangnamgu, Seoul
Republic of Korea		6212
(Address of Principal Executive Offices)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On May 16, 2018, Leo Motors, Inc. (the “Company”) engaged Turner, Stone & Company, LLP (“Turner”) to serve as the Company’s independent registered public accounting firm, effective May 17, 2018.

During the Company’s two most recent fiscal years and through the date of this report, the Company did not consult with Turner regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, (b) the type of audit opinion that might be rendered on the Company’s financial statements by Turner, in either case where a written report or oral advice provided by Turner that Turner determined would be an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues or (c) any other matter that was the subject of a disagreement between the Company and its predecessor auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Yong Chu

On May 21, 2018, the Company, appointed Yong Chu as vice chairman and a director of the Company. Mr. Chu is deemed an “independent,” non-employee director. There are no family relationships between Mr. Chu and any of our other officers and directors.

There are no arrangements or understandings between Mr. Chu and any other persons, pursuant to which he was appointed as a director and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Set forth below is the biographical information of the newly appointed director, as required by Item 401 of Regulation S-K.

Mr. Chu served as Director of the Banking Corporation of The United Central Bank from 1992 to 2015, Senior Advisor to Metrobank in Dallas, Texas from 1994 to 1996, and Vice President covering the Asian markets for Electric Mobile Cars, LLC from 2008 to 2011. Mr. Chu is also a founder and operating owner of Venture Resources (VR) Business Brokers Firm at the Royal Lane Branch from 1989 to 1994. Additionally, Mr. Chu has served the community with roles as Chairman of the Dallas Korean community from 1984 to 1985, Senior Advisor to the Korean American Chamber of Commerce from 1991 to 1997, and Treasury General Manager of the Dallas Korean Lions Club (2X1) from 1988 to 1995. Mr. Chu is a reserve officer of the Marine Corps and licensed ocean-going navigator. Mr. Chu holds a bachelor’s degree in oceanography from the Busan Fisheries College.

Mr. Michael King

On May 21, 2018, the Company, appointed Michael King as a director of the Company. Mr. King is deemed an “independent,” non-employee director. There are no family relationships between Mr. King and any of our other officers and directors.

There are no arrangements or understandings between Mr. King and any other persons, pursuant to which he was appointed as a director and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Set forth below is the biographical information of the newly appointed director, as required by Item 401 of Regulation S-K.

Mr. King has served as a Director, Principal, and Chief Economist of Princeton Research, Inc. since 1994, an investment relations firm specializing in economic analysis of public companies, equities, derivatives, and physicals or cash market trends. Since 2004 he has served as president of Trilogy and Associates, a company specializing in the development of new businesses organizing the steps necessary to put businesses together and raise finances. Mr. King holds a bachelor’s degree in Economics from the University Of Pennsylvania Wharton School Of Business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEO MOTORS, INC.

Dated: May 21, 2018	By: /s/Shi Chul Kang
Shi Chul Kang
Co-Chief Executive Officer (Principal Executive Officer)